Destra Investment Trust II: Exhibit to Question 77C on Form N-SAR


       On November 6, 2014, the Destra Investment Trust (the "Trust") held a Special Meeting of Shareholders to elect four Trustees, approve a new Investment Management Agreement between the Trust and Destra Capital Advisors LLC and Destra Capital Investments LLC (collectively, "Destra"), and new Investment Sub-Advisory Agreements among the Trust, Destra and each Sub-Advisor. The Sub-Advisors are WestEnd Advisors, LLC and Flaherty & Crumrine Incorporated. Shareholders of record on September 12, 2014 of the Destra Focused Equity Fund and the Destra Preferred and Income Securities Fund were entitled to vote on the various proposals. The following votes were recorded:


Destra Focused Equity Fund

Proposal 1: Approval of Trustees*

Director Proposal
John S. Emrich

For
2,511,372

% Voted For
99.51%

Withheld
12,244

% Withheld
0.49%

Director Proposal
Michael S. Erickson

For
2,511,372

% Voted For
99.51%

% Withheld
12,244

Withheld
0.49%

Director Proposal
James Bernard Glavin

For
2,512,758

% Voted For
99.57%

% Withheld
10,858

Withheld
0.43%

Director Proposal
Nicholas Dalmaso


For
2,511,372

% Voted For
99.51%

% Withheld
12,244

Withheld
0.49%
* No other current Trustees.

Proposal 2: Approval of New Investment Management Agreement

For 1,578,291

% Voted For 62.54%

Against 15,025

Abstain 4,335


Proposal 3: Approval of New Investment Sub-Advisory Agreement

For 1,577,206

% Voted For 62.50%

Against 14,539

Abstain 5,906


Destra Preferred and Income Securities Fund

Proposal 1: Approval of Trustees*

Director Proposal
John S. Emrich

For
1,339,169

% Voted For
98.33%

Withheld
22,770

% Withheld
1.67%

Michael S. Erickson

For
1,339,169

% Voted For
98.33%

Withheld
22,770

% Withheld
1.67%

James Bernard Glavin

For
1,339,169

% Voted For
98.33%

Withheld
22,770

% Withheld
1.67%

Nicholas Dalmaso

For
1,339,169

% Voted For
98.33%

Withheld
22,770

% Withheld
1.67%
* No other current Trustees.

Proposal 2: Approval of New Investment Management Agreement

For 1,065,921

% Voted For 78.26%

Against 8,115

Abstain 51,384

Proposal 3: Approval of New Investment Sub-Advisory Agreement

For 1,064,065

% Voted For 78.13%

Against 21,872

Abstain 39,482